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                                                                    Exhibit 23.1


The Board of Directors
TranSwitch Corporation:

We consent to the use of our report included herein and incorporated by reference in the Registration Statements of TranSwitch Corporation on Forms S-3 (No. 333-54368 and No. 333-56740), relating to the financial statement schedule of TranSwitch Corporation for each of the years in the three-year period ended December 31, 2000, which report appears in the TranSwitch Corporation 2000 Annual Report on Form 10-K/A.



/s/ KPMG LLP
August 24, 2001